                                                                   EXHIBIT 10.48

                       FOURTH AMENDMENT TO SECOND AMENDED
                          AND RESTATED CREDIT AGREEMENT
                           (RECEIVABLES AND INVENTORY)

        This Fourth Amendment to Second Amended and Restated Credit Agreement (Receivables and Inventory) (this "Amendment") is entered into as of February 13, 1997, among Bank of America National Trust and Savings Association ("Bank") and GT Bicycles California, Inc. ("GTBC"), Riteway Products East, Inc.
"East"), Riteway Products North Central, Inc. ("North Central"), Rite-Way Distributors Central, Inc. ("Central"), Rite-Way Distributors, Inc. ("Distributors"), GT Bicycles, Inc. ("GT"). GTBC, East, North Central, Central, and Distributors are sometimes hereinafter referred to Collectively as "Borrowers" and individually as a "Borrower."

                                    RECITALS

        A. Bank and Borrowers are parties to that certain Second Amended and Restated Credit Agreement (Receivables and Inventory) dated as of August 12, 1996, as modified by amendments dated September 15, 1996, October 15, 1996, and October 31, 1996 (as amended, the "Credit Agreement").

        B. The parties hereto now desire to amend the Credit Agreement on the term and conditions set forth below.

                                    AGREEMENT

        NOW, THEREFORE, the parties hereto agree as follows:

        1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

        2. (a) Amendments. The Credit Agreement shall be amended as follows:
Subparagraph (e) of the definition of "Acceptable Receivable" is amended in full to read as follows:

                (e) that, by its terms, must be paid no later than (i) the 210 day period starting on its invoice date or (ii) the 240 day period starting on its invoice date if a Borrower has granted to the Receivable Debtor early admittance into its formal dating receivables program and the due date for the account is no later than the due date for accounts of other Receivable Debtors admitted to the program after its commencement;"

        (b) Subparagraph (n) of the definition of "Acceptable Receivable" is amended in full to read as follows:

            "(n) Intentionally deleted;"

        (c) Subparagraphs (ii)(A) and (ii)(B) of the definition of "Borrowing Base" are amended in full to read as follows:

        "(A) the following percentages of the value of Acceptable Inventory consisting of current Model Year Bicycles, Bicycling Accessories, bicycle parts, and In-Transit Inventory as shown on the borrowing certificates as of the last day of the months set opposite such percentages:

        Percentage              Months
        ----------              ------
        65%                     November through June in 1996-97

        50%                     July and August in 1997

        65% September through March in 1997-98 and each year thereafter

        50% April through August in 1998 and each year thereafter;

        provided, however, that for purposes of calculating the Borrowing Base the total value of any In-Transit Inventory shall not exceed 15% of the Borrowing Base as it would be calculated without reference to this limitation and without the amount added under Subparagraph (C) of this definition of Borrowing Base; and

                "(B) 50% of the balance due on accounts receivable, net of allowance for bad debts, of the Significant Subsidiaries as indicated on their most recent financial statements delivered to Bank; and"

                (d) Subparagraphs (iii) and (iv) of the definition of "Borrowing Base" are amended in full, and subparagraphs (v) through (vii), inclusive are added to such definition as follows:

                        (iii) During the period from and including the date hereof to and including February 14, 1997 only, $5,000,000;

                        (iv) During the period from and including February 15, 1997 to and including March 31, 1997 only, $11,000,000;

                        (v) During the period from and including April 1, 1997 to and including April 30, 1997 only, $5,000,000;

                                (vi) During the period from and including May 1, 1997 to and including July 31, 1997 only, $3,000,000;

                                (vii) Commencing in 1998, during the period from and including January 1, to and including April 30 of each year, $5,000,000; and

                        (e) The definition of "Revolving Credit Limit" is amended in full to read as follows:

                        "'Revolving Credit Limit' means the difference between
                (a) $65,000,000 during the period from and including the date hereof to and including February 28, 1997, $80,000,000 during the period from and including March 1, 1997 to and including March 31, 1997, $75,000,000 during the period from and including April 1, 1997 to and including April 30, 1997, $65,000,000 during the period from and including May 1, 1997 to and including July 31, 1997, and $60,000,000 thereafter, and (b) the U.S. Dollar equivalent, determined by Bank, of the maximum total amount of credit commitments issued by Bank to Significant Subsidiaries under Significant Subsidiary Lines."

                        (f) Paragraph 8.10 is amended in full to read as follows:

                        "8.10  Intentionally deleted."

                        (g) In the form of Compliance Certificate attached to the Credit Agreement as Exhibit A, the paragraph with the heading "Paragraph 8.10; Operating Capital Leases" is amended to read as follows:

                        "Paragraph 8.10; Operating and Capital Leases
                Intentionally deleted."

                        (h) Except as hereby amended, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.

                3. Representations and Warranties. Borrowers represent and warrant to Bank that: (i) no Event of Default under Credit Agreement and no event which, with notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; (ii) Borrowers' representations and warranties made under the Credit Agreement are true as of the date hereof;
(iii) the making and performance by Borrowers of this Amendment have been duly authorized by all necessary corporate action; (iv) no consent, approval, authorization, permit, or license is required in connection with the making or performance of this Amendment.

(Signatures on next page)

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BANK OF AMERICA NATIONAL                GT BICYCLES CALIFORNIA, INC.
TRUST AND SAVINGS ASSOCIATION           RITEWAY PRODUCTS EAST, INC.
                                        RITEWAY PRODUCTS NORTH CENTRAL, INC.
                                        RITE-WAY DISTRIBUTORS CENTRAL, INC.
By:     [SIG]                           RITE-WAY DISTRIBUTORS, INC.
   ---------------------------          GT BICYCLES, INC.
Title:  Vice President
      ------------------------

By:     /s/ MICHAEL HAYNES
   ---------------------------
   Michael Haynes
   President